UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            August 11, 1998                                0-14871
     (Date of earliest report)                 (Commission File Number)


                             ML MEDIA PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)


         New York                                     13-3321085
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                Identification No.)




    World Financial Center South Tower, New York, New York  10080-6114
           (Address of Principal Executive Offices)  (Zip Code)


                              (212) 236-6577
           (Registrant's telephone number, including area code)


                              Not Applicable
      (Former name or former address, if change since last report.)

Item 5.  Other Events.

On August 11, 1998, Registrant (the "Registrant") entered into a stock purchase agreement (the "Agreement") with Chancellor Media Corporation of Los Angeles ("Chancellor") pursuant to which Registrant agreed to sell the stock of Wincom Broadcasting Corporation ("Wincom"). Wincom owns all of the outstanding stock of Win Communications, Inc. ("WIN"), which owns and operates radio station WQAL-FM in Cleveland, Ohio. The closing is subject to various conditions, including FCC approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the terms of the Agreement, the closing will not occur earlier than January 4, 1999 and, at closing, an escrow account will be established with respect to indemnification claims may be made by Chancellor for a period of two years after the closing.

In connection with the Agreement, WIN and Chancellor entered into a Time Brokerage Agreement, pursuant to which WIN will make substantially all of the time on the station available to Chancellor in exchange for a monthly payment by Chancellor to WIN. The Time Brokerage Agreement will become effective three days after expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.




                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed to its behalf by the undersigned thereunto duly authorized.

                              ML MEDIA PARTNERS,  L.P.

                              BY:  Media Management Partners
                                   General Partners

                              BY:  RP Media Management,
                                   General Partner

                              BY:  IMP Media Management
                                   Inc.


Dated August 27, 1998         BY:  /s/Elizabeth McNey Yates
                                   Elizabeth McNey Yates
                                   Vice President